Exhibit 2

Oi S.A.

Corporate Taxpayer’s Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE ORDINARY GENERAL SHAREHOLDERS’ MEETING

Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30, 2014, presented in summary form in accordance with paragraph 1 of article 18 of the Company’s Bylaws:

1. Date, time and place: On April 30, 2014, at 11:30 a.m., at the headquarters of Oi S.A. (the “Company”), located at Rua do Lavradio, 71, 2nd floor, Centro, in the City and State of Rio de Janeiro.

2. Agenda: (i) Acknowledge the Manager’s accounts, examine, discuss and vote on the Management Report and Financial Statements for the year ended December 31, 2013, accompanied by the report of the Independent Auditors and the report of the Fiscal Council; (ii) Approve the Capital Budget for the 2014 fiscal year; (iii) Examine, discuss and vote on the Management Proposal for the allocation of net income for the year ended December 31, 2013; (iv) Determine global annual compensation for Management and the members of the Company’s Fiscal Council; (v) Elect the members of the Board of Directors and their respective alternates; and (vi) Elect the members of the Fiscal Council and their respective alternates.

3. Call Notice: Call notice published in the “Diário Oficial do Estado do Rio de Janeiro”, Part V, in the editions of March 31, 2014, page 153; April 1, 2014, page 57; and April 2, 2014, page 43; and in the newspaper “Valor Econômico,” National Edition, in the editions of March 29, 30 and 31, 2014, page B3; April 1, 2014, page A2; and April 2, 2014, page B10, in accordance with article 124, preamble and paragraph 1, of Law No. 6,404/76. The Management Report, Balance Sheet and other Financial Statements and the Independent Auditors’ report and the opinion of the Fiscal Council as of and for the year ended on December 31, 2013 were fully published in the February 19, 2014 edition of the “Diário Oficial do Estado do Rio de Janeiro” and in the newspaper “Valor Econômico,” and were made available to shareholders on February 19, 2014. The other documents and information relating to the Agenda were made available on March 31, 2014 at the Company’s headquarters and at the CVM’s website in accordance with Article 133 of Law No. 6,404/76 and CVM Instruction No. 481/09.

4. Attendance: Shareholders of the Company representing at least 60% of the voting capital of the Company, 52% of the non-voting preferred shares of the Company and 55% of the total capital stock of the Company, according to the records and signatures in the Shareholders’ Attendance Book. Also in attendance were Allan Kardec de Melo Ferreira (representative of the Company’s Fiscal Council), Manuel Fernandes Rodrigues de Sousa (representative of KPMG Auditores Associados), as well as Bayard De Paoli Gontijo (Chief Financial Officer and Investor Relations Officer), Nuno Cadima, Patricia Ann Necyk and Maria Gabriela Campos da Silva Menezes Côrtes (representatives of the Company).

5. Chair: Having met the legal quorum, and in accordance with the provisions of Article 17 of the Company’s Bylaws, the Meeting was installed, with Rafael Padilha Calábria serving as president of the Meeting, an attorney-in-fact invested with specific powers, and Maria Gabriela Campos da Silva Menezes Côrtes, as secretary.

6. Decisions: At the President’s request, the shareholders in attendance unanimously decided to draft these minutes in summary form, omitting their signatures, in accordance with article 130 of the Brazilian Corporation Law. The reading of the Agenda and related documents was also unanimously waived. The shareholders also decided as follows:

6.1. With respect to item i of the Agenda, to approve, by a majority, the abstentions and dissenting votes having been registered, the Management Report, the Balance Sheet and other Financial Statements, together with the Independent Auditors’ report and the report of the Fiscal Council as of and for the year ended on December 31, 2013.

6.2. With respect to item ii of the Agenda, to approve, by a majority, the abstentions and dissenting votes having been registered, in accordance with paragraph 1 of article 196 of Law No. 6,404/76, the Capital Budget for the 2014 fiscal year, in the amount of R$4,999,,807,358.33 (four billion, nine hundred and ninety-nine million, eight hundred and seven thousand, three hundred and fifty-eight reais and thirty-three centavos), of which R$1,493,015,161.92 (one billion, four hundred and ninety-three million, fifteen thousand, one hundred and sixty-one reais and ninety-two centavos) will come from the retained earnings reserve and R$3,506,792,196.41 (three billion, five hundred and six million, seven hundred and ninety-two thousand, one hundred and ninety-six reais and forty-one centavos) from own/third-party resources.

6.3. With respect to item iii of the Agenda, to approve, in accordance with the Management’s Proposal relating to the 2013 Financial Statements, by a majority, the abstentions and dissenting votes having been registered, the allocation of Net Income for the 2013 Fiscal Year in the amount of R$1,493,015,161.92 (one billion, four hundred and ninety-three million, fifteen thousand, one hundred and sixty-one reais and ninety-two centavos) to comprise the investments reserve, in accordance with article 196 of Law No. 6,404/76, considering the distribution of R$500,000,000.00 (five hundred million reais), by way of interim dividends to the income reserve account, which were attributed to the mandatory dividend. It was clarified that, at the end of the 2013 fiscal year, such interim dividends exceeded the mandatory dividend and the minimum statutory dividend.

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

6.4. With respect to item iv of the Agenda, to approve, by a majority, the abstentions and dissenting votes having been registered, management’s proposal to fix the compensation of the Managers for the following fiscal year, as follows: annual global compensation for the Board of Directors, the amount of up to R$7,865,771.00 (seven million, eight hundred and sixty-five thousand, seven hundred and seventy-one reais); annual global compensation for the Executive Officers of the Company, the amount of up to R$47,627,217.00 (forty-seven million, six hundred and twenty-seven thousand, two hundred and seventeen reais); and annual global compensation for the Fiscal Council of up to R$571,918.32 (five hundred and seventy-one thousand, nine hundred and eighteen reais and thirty-two centavos), in accordance with paragraph 3 of Article 162 of Law No. 6,404/76.

6.5. With respect to item v of the Agenda, the absence of a request to hold a separate election having been registered, to approve, by a majority, the abstentions and dissenting votes having been registered, the election of the following members of the Board of Directors, for a term of two (2) years, ending on the Ordinary General Shareholders’ Meeting to be held in 2016: (1) as effective member, Mr. José Mauro Mettrau Carneiro da Cunha, Brazilian, married, engineer, bearer of identity card No. 02549734-8, issued by IFP/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 299.637.297-20, with business address at Praia de Botafogo, 300, 11th floor, Botafogo, Rio de Janeiro/RJ, and, as his alternate, Mr. José Augusto da Gama Figueira, Brazilian, cohabiting with a stable partner, engineer, bearer of identity card No. 2.308.435-3, issued by SSP/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 242.456.667-49, with business address at Praia de Botafogo, 300, 11th floor, Botafogo, Rio de Janeiro/RJ; (2) as effective member, Mr. Armando Galhardo Nunes Guerra Junior, Brazilian, married, business administrator, bearer of identity card No. M-408.520, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 277.764.336-91, with business address at Avenida do Contorno, 8080, Bairro Lourdes, Belo Horizonte – MG, CEP: 30110-056, and, as his alternate, Mr. Paulo Márcio de Oliveira Monteiro, Brazilian, married, civil engineer, bearer of identity card No.M-739.711, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 269.960.226-49, with business address at Avenida do Contorno, 8.123, Cidade Jardim, Belo Horizonte – MG, CEP: 30110-937; (3) as effective member, Mr. Sergio Franklin Quintella, Brazilian, married, engineer, bearer of identity card No. 9751D, issued by CREA, registered with the individual taxpayers’ registry (CPF/MF) under No. 003.212.497-04, with business address at Praia de Botafogo, nº 190, 12th floor, CEP: 22.250-900, Rio de Janeiro-RJ,

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

and, as his alternate, Mr. Bruno Gonçalves Siqueira, Brazilian, single, economist, bearer of identity card No. MG 13.786.224, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 075.851.006-39, with business address at Avenida do Contorno, nº 8.123, Cidade Jardim, Belo Horizonte – MG, CEP: 30.110-937; (4) as effective member, Mr. Renato Torres de Faria, Brazilian, married, engineer, bearer of identity card No. M-1.727.787, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 502.153.966-34, with business address at Avenida do Contorno, 8.123, Cidade Jardim, Belo Horizonte – MG, CEP: 30.110-937, and, as his alternate, Mr. Carlos Fernando Horta Bretas, Brazilian, married, civil engineer, bearer of identity card No. 40.277/D, issued by CREA, registered with the individual taxpayers’ registry (CPF/MF) under No. 463.006.866-04, with business address at Avenida do Contorno, nº 8.123, Belo Horizonte – MG, CEP: 30.110-937; (5) as effective member, Mr. Rafael Cardoso Cordeiro, Brazilian, married, civil engineer, bearer of identity card No. M-9.165.153, registered with the individual taxpayers’ registry (CPF/MF) under No. 037.496.966-32, with business address at Avenida do Contorno, nº 8.123, Cidade Jardim, Belo Horizonte – MG, CEP: 30.110-937, and, as his alternate, Mr. André Sant`Anna Valladares de Andrade, Brazilian, single, engineer, bearer of identity card No. MG-11.627.683, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 062.413.616-78, with business address at Avenida do Contorno, 8123 – Cidade Jardim, Belo Horizonte – MG; (6) as effective member, Mr. Alexandre Jereissati Legey, Brazilian, married, chemical engineer, bearer of identity card No. 34.545.462-5, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 954.529.077-34, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Europa, São Paulo – SP, and, as his alternate, Mr. Carlos Francisco Ribeiro Jereissati, Brazilian, married, economist, bearer of identity card No. 1.969.275, issued by IFP/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 000.365.013-87, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP; (7) as effective member, Mr. Carlos Jereissati, Brazilian, single, business administrator, bearer of identity card No. 16.226.643-1, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 146.626.458-67, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP, and, as his alternate, Ms. Cristina Anne Betts, Brazilian, married, administrator, bearer of identity card No. 10.623.897-8, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 144.059.448-14, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP, CEP: 01489-900; (8) as effective member, Mr. Fernando Magalhães Portella, Brazilian, married, engineer, bearer of identity card No. 10.377.977, issued by IFP/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 784.442.108-15, with business address at Rua Angelina Maffei Vita, nº 200, 9th

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

floor, Jardim Paulistano, São Paulo – SP; and, as his alternate, Mr. Sérgio Bernstein, Brazilian, married, engineer, bearer of identity card No. 5.850.726-7, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 007.296.208-91, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, São Paulo- SP, CEP: 01455-070; (9) as effective member, Mr. Cristiano Yazbek Pereira, Brazilian, married, engineer, bearer of identity card No. 24.798.030-4, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 267.577.938-57, with business address at Rua Angelina Maffei Vita, nº 200, 10th floor, Jardim Paulistano, São Paulo – SP, CEP: 01489-900, and, as his alternate, Ms. Erika Jereissati Zullo, Brazilian, married, business administrator, bearer of identity card No. 16.226.644-3, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 135.520.678-25, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP, CEP: 01489-900; (10) as effective member, Mr. Shakhaf Wine, Brazilian, married, economist, bearer of identity card No. 07.140.616-9, registered with the individual taxpayers’ registry (CPF/MF) under No. 018.755.347-50, with business address at Rua Borges de Medeiros, nº 633, conjunto 301, CEP: 22430-041, Rio de Janeiro – RJ, and, as his alternate, Mr. Abilio Cesário Lopes Martins, Portuguese, married, business manager, bearer of passport No. L919747, valid until January 30, 2017, registered with the individual taxpayers’ registry (CPF/MF) under No. 228.574.248-76, with business address at Rua Borges de Medeiros, nº 633, conjunto 301, CEP: 22430-041, Rio de Janeiro – RJ; (11) as effective member, Mr. Luís Miguel da Fonseca Pacheco de Melo, Portuguese, married, engineer, bearer of passport No. L737859, valid until May 17, 2016, registered with the individual taxpayers’ registry (CPF/MF) under No. 233.308.258-55, with business address at Rua Borges de Medeiros, nº 633, conjunto 301, CEP: 22430-041, Rio de Janeiro – RJ, and, as his alternate, Mr. João Manuel de Mello Franco, Portuguese, married, engineer, bearer of passport No. L298888, valid until April 29, 2015, with business address at Rua Borges de Medeiros, nº 633, conjunto 301, CEP: 22430-041, Rio de Janeiro – RJ; (12) as effective member, Mr. Fernando Marques dos Santos, Brazilian, married, engineer, bearer of identity card No. 3.645.421, issued by IFP-RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 280.333.617-00, with business address at Avenida República do Chile, nº 100, 21st floor, Centro-RJ, CEP: 20.031-917, and, as his alternate, Ms. Laura Bedeschi Rego de Mattos, Brazilian, married, chemical engineer, bearer of identity card No. 25348940-4, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 253.585.728-64, with business address at Avenida República do Chile, nº 100, 13th floor; (13) as effective member, Mr. José Valdir Ribeiro dos Reis, Brazilian, married, businessman, bearer of identity card No. 331.500, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 185.233.158-53, with commercial address in the City of Brasília, Federal District, at SBS Ed. Casa de São Paulo, Térreo, CEP: 70078-900,

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

and, as his alternate, Ms. Luciana Freitas Rodrigues, Brazilian, married, banker, bearer of identity card No. 063.98482-7, issued by DETRAN/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 759.395.847/72, with business address at Praia de Botafogo, nº 501, 4th floor, Botafogo, Rio de Janeiro/RJ, Cep: 22250-040; (14) as effective member, Mr. Marcelo Almeida de Souza, Brazilian, married, administrator, bearer of identity card No. 12453310-0, issued by DIC-RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 099.981.477-00, with business address at Rua do Ouvidor, nº 98, 8º andar, Centro, Rio de Janeiro-RJ, and, as his alternate, Mr. Ricardo Berretta Pavie, Brazilian, married, administrator, bearer of identity card No. 09.270.797-5, issued by IFP/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 021.918.527-18, with business address at Rua do Ouvidor, nº 98, 8th floor, Centro, Rio de Janeiro/RJ; and (15) as effective member, Mr. Carlos Augusto Borges, Brazilian, married, economist, bearer of identity card No. 1.746.460, issued by SSP/DF, registered with the individual taxpayers’ registry (CPF/MF) under No. 124.632.643-49, with business address at SCN, Quadra 02, Bloco “A”, Edifício Corporate Financial Center, 11º andar, and, as his alternate, Mr. Emerson Tetsuo Miyazaki, Brazilian, single, administrator, bearer of identity card No. 2.537.078, registered with the individual taxpayers’ registry (CPF/MF) under No. 703.190.571-00, with business address at SCN, Quadra 02, Bloco A, 11º andar, Edifício Corporate Finacial Center, Brasília, Federal District, CEP: 70.712-900.

6.6. With respect to item vi of the Agenda, to approve, by a majority, the abstentions and dissenting votes having been registered, the election of the following members of the Fiscal Council, for a term ending on the Ordinary General Shareholders’ Meeting to be held in 2015: (1) as effective member, Mr. Allan Kardec de Melo Ferreira, Brazilian, widower, lawyer, bearer of identity card No. M-92.892, issued by SSP/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 054.541.586-15, with business address at Av. Afonso Pena, 4121, room 904, Serra – Belo Horizonte/MG – CEP: 30.130-009, and, as his alternate, Mr. Newton Brandão Ferraz Ramos, Brazilian, married, bookkeeper, bearer of identity card No. 058.555-01, issued by CRC/MG, registered with the individual taxpayers’ registry (CPF/MF) under No. 813.975.696-20, residing in Belo Horizonte (MG), with commercial address at Av. do Contorno, 8123 – Cidade Jardim – Belo Horizonte/MG – CEP: 30110-937; (2) as effective member, Mr. Aparecido Carlos Correia Galdino, Brazilian, widower, administrator, bearer of identity card No. 5.635.466, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 666.708.708-25, with business address at Rua Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP, and, as his alternate, Mr. Sidnei Nunes, Brazilian, married, administrator, bearer of identity card No. 11.581.938-1, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 011.355.928-37, with business address at Rua

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

Angelina Maffei Vita, nº 200, 9th floor, Jardim Paulistano, São Paulo – SP; and (3) as effective member, Mr. Umberto Conti, Brazilian, single, economist, bearer of identity card No. 22.099.689-1, issued by SSP/SP, registered with the individual taxpayers’ registry (CPF/MF) under No. 165.706.888-98, with business address in the City of Brasília, Federal District, at SCN, Quadra 02, Bloco A, Edifício Corporate, CEP.: 70712-900, and, as his alternate, Ms. Carmela Carloni Gaspar, Brazilian, married, economist, bearer of identity card No. 1969025, issued by SSP/DF, registered with the individual taxpayers’ registry (CPF/MF) under No. 000.454.351-38, with business address in the City of Brasília, Federal District, at SCN, Quadra 02, Bloco A, Edifício Corporate Financial Center, 11th floor, Asa Norte. Also, in accordance with the provisions of article 161, paragraph 4, item “a”, of Law No. 6,404/76, the following effective member and alternate to the Fiscal Council were elected in a separate election by the shareholders RHODES FIA, ARGUCIA ENDOWMENT FIM, SPARTA FIA, ARGUCIA INCOME FIA, ARGUCIA CONVEX LONG BIAS FIA, Tempo Capital Principal FIA, Polo Ações FIA, Polo FIA, Polo Norte Master FIM, Vinson Fund LLC, the controlling shareholder having abstained: as effective member, Mr. Manuel Jeremias Leite Caldas, Brazilian, married, economist, bearer of identity card No. 284123, issued by ME, registered with the individual taxpayers’ registry (CPF/MF) under No. 535.866.207-30, residing at Av. Lucio Costa nº 6700/1103, Barra da Tijuca, Rio de Janeiro, and, as his alternate, Ms. Vanessa Montes de Moraes, Brazilian, married, economist, bearer of identity card No. 12541009-2, issued by DIC/RJ, registered with the individual taxpayers’ registry (CPF/MF) under No. 092.490.537-97, with address at Praia de Botafogo nº 528, apt. 1110, Botafogo, Rio de Janeiro, RJ. The minority common shareholders recognize that the election of the members of the Fiscal Council and their respective alternates took place without the participation of the controlling shareholder, either directly or indirectly. No other candidates were nominated by any of the shareholders in attendance. The President of the Meeting acknowledged receipt of the curricula and other relevant documents of the newly-elected members. It was stated during the voting that there are no obstacles or legal restrictions preventing any of the elected members from assuming office.

7. Manifestations, Abstentions and Dissenting Votes: The written dissenting votes were received by the Chair and will remain archived at the Company.

8. Closing: With nothing further discussed, these minutes were drawn up, read, approved and signed by all of the shareholders in attendance at the Meeting, all abstentions and dissents having been recorded, and were authorized to be published without the signatures of the shareholders in attendance, pursuant to article 130, paragraph 2 of Law No 6,404/76. (/s/) Rafael Padilha Calábria – President of the Meeting; Maria Gabriela Campos da Silva Menezes Cortes –– Secretary of the Meeting;

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

Allan Kardec de Melo Ferreira – President and representative of the Fiscal Council. Shareholders: TELEMAR PARTICIPAÇÕES S.A.; VALVERDE PARTICIPAÇÕES S.A.; CAIXA DE PREVIDÊNCIA DOS FUNCOINÁRIOS DO BANCO DO BRASIL – PREVI; THE BANK OF NEW YORK ADR DEPARTMENT; RHODES FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA ENDOWMENT FUNDO DE INVESTIMENTO MILTIMERCADO, SPARTA FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA INCOME FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA CONVEX LONG BIAS FUNDO DE INVESTIMENTO EM AÇÕES; TOBAM ANTI-BENCHMARK EMERGING MARKETS EQUITY FUND, NEON LIBERTY EMERGING MARKETS FUND LP, NEON LIBERTY LORIKEET MASTER FUND LP, NLCF FUND LP, CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND (AUSTRALIA) , CAPITAL GUARDIAN ALL COUNTRY WORLD EQUITY FUND FOR TAX-EXEMPT TRUSTS, CAPITAL GUARDIAN EMERGING MARKETS EQUITY DC MASTER FUND, CAPITAL GUARDIAN EMERGING MARKETS EQUITY MASTER FUND, CAPITAL GUARDIAN EMERGING MARKETS RESTRICTED EQUITY FUND FOR TAX-EXEMPT TRUSTS, CAPITAL INTERNATIONAL EMERGING ECONOMIES, CAPITAL INTERNATIONAL EMERGING MARKETS FUND, CAPITAL INTERNATIONAL FUND JAPAN, CAPITAL INTERNATIONAL GLOBAL EQUITIES FUND, CAPITAL INTERNATIONAL PORTFOLIOS, EMERGING MARKETS GROWTH FUND, INC, JNL/ CAPITAL GUARDIAN GLOBAL BALANCED FUND, NORGES BANK, PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO, RETIREMENT INCOME PLAN OF SAUDI ARABIAN OIL COMPANY , SBC MASTER PENSION TRUST, SCHRODER GLOBAL MULTI-CAP EQUITY FUND, STATE OF WYOMING, STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL, THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST, THE MASTER TRUST BANK OF JAPAN, LTD, VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGUARD STAR FUNDS, VANGUARD INVESTMENT SERIES, PLC, ABU DHABI RETIREMENT PENSIONS AND BENEFITS FUND, ACADIAN EMERGING MARKETS EQUITY FUND, ACADIAN EMERGING MARKETS EQUITY II FUND, LLC, ACADIAN EMERGING MARKETS SMALL CAP EQUITY FUND, LLC, ADVANCED SERIES TRUST – AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO, ADVANCED SERIES TRUST – AST PRUDENCIAL GROWTH ALLOCATION PORTFOLIO, ADVANCED SERIES TRUST – AST QMA EMERGING MARKETS EQUITY PORTFOLIO, ALASKA PERMANENT FUND, AMERGEN CLINTON NUCLEAR POWER PLAN NONQUALIFIED FUND, AT&T UNION WELFARE BENEFIT TRUST, BELLSOUTH CORPORATION RFA VEBA TRUST, BEST INVESTMENT CORPORATION, BLACKROCK CDN MSCI EMERGING MARKETS INDEX FUND, BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., CAISSE DE DEPOT ET PLACEMENT DU QUEBEC , CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM, CANADA PENSION PLAN INVESTMENT BOARD, CAPITAL INTERNATIONAL – EMERGING MARKETS TOTAL OPPORTUNITIES, CF DV EMERGING MARKETS STOCK INDEX FUND, CITY OF NEW YORK GROUP TRUST, COLLEGE RETIREMENT EQUITIES FUND, COMMONWEALTH SUPERANNUATION CORPORATION, CORNELL UNIVERSITY, COUNTY EMPLOYEES ANNUITY AND BENEFIT

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

FUND OF THE COOK COUNTY, DB X- TRACKERS MSCI BRAZIL HEDGED EQUITY FUND, DGAM EMERGING MARKETS EQUITY FUND LP, DIVERSIFIED MARKETS (2010) POOLED FUND TRUST, DOMINION RESOURCES, INC. MASTER TRUST, EATON VANCE TRUST COMPANY COMMON TRUST FUND – PARAMETRIC STRUCTURED EMERGING MARKETS EQUITY COMMON TRUST FUND, EGSHARES BRAZIL INFRASTRUCTURE ETF, EMERGING MARKETS EQUITY INDEX MASTER FUND, EMERGING MARKETS EQUITY INDEX PLUS FUND, EMERGING MARKETS EQUITY TRUST 4, EMERGING MARKETS EX-CONTROVERSAL WEAPONS EQUITY INDEX FUND B, EMERGING MARKETS INDEX NON-LENDABLE FUND, EMERGING MARKETS INDEX NON-LENDABLE FUND B, EMERGING MARKETS SUDAN FREE EQUITY INDEX FUND, EMERGING MARKETS EQUITY MANAGERS: PORTFOLIO 1 OFFSHORE MASTER L.P., EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, EVANGELICAL LUTHERAN CHURCH IN AMERICA BOARD OF PENSIONS, FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS EMERGING MARKETS FUND, FIDELITY SALEM STREET TRUST: FIDELITY SERIES GLOBAL EX U.S. Index Fund, FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND, FIDELITY SALEM STREET TRUST: SPARTAN GLOBAL EX U.S. INDEX FUND, FIDELITY SELECT PORTFOLIOS: WIRELESS PORTFOLIO, FLORIDA RETIREMENT SYSTEM TRUST FUND, FORD MOTOR COMPANY DEFINED BENEFIT MASTER TRUST, FORD MOTOR COMPANY OF CANADA, LIMITED PENSION TRUST, FUTURE FUND BOARD OF GUARDIANS, GMAM GROUP PENSION TRUST II, GMAM INVESTMENT FUNDS TRUST, GMO DEVELOPED WORLD STOCK FUND, A SERIES OF GMO TRUST, GMO FUNDS PLC, GMO GLOBAL REAL RETURN (UCITS) FUND, A SUB-FUND OF GMO FUNDS PLC, GMO IMPLEMENTATION FUND, A SERIES OF GMO TRUST, GMO INTERNATIONAL SMALL COMPANIES FUND, GMO MEAN REVERSION FUND(ONSHORE), A SERIES OF GMO MASTER PORTFOLIOS(ONSHORE), L.P., GMO REAL RETURN ASSET ALLOCATION FUND, L.P., HSBC BRIC EQUITY FUND, IBM 401(K) PLUS PLAN, ILLINOIS STATE BOARD OF INVESTMENT, ISHARES MSCI ACWI EX US INDEX FUND, ISHARES MSCI ACWI INDEX FUND, ISHARES MSCI BRAZIL CAPPED ETF, ISHARES MSCI BRIC INDEX FUND, ISHARES MSCI EMERGING MARKETS INDEX FUND, LVIP BLACKROCK EMERGING MARKETS RPM FUND, MELLON BANK N.A EMPLOYEE BENEFIT COLLECTIVE INVESTMENT FUND PLAN, MICROSOFT GLOBAL FINANCE, MINISTRY OF STRATEGY AND FINANCE, NATIONAL COUNCIL FOR SOCIAL SECURITY FUND, NAV CANADA PENSION PLAN, NEW YORK STATE TEACHERS RETIREMENT SYSTEM, NEW ZEALAND SUPERANNUATION FUND, NORTHERN TRUST INVESTMENT FUNDS PLC, NZAM EM8 EQUITY PASSIVE FUND, OHIO SCHOOL EMPLOYEES RETIREMENT SYSTEM, OMERS ADMINISTRATION CORPORATION, ONTARIO TEACHERS PENSION PLAN BOARD, PICTET – EMERGING MARKETS INDEX, PICTET FUNDS S.A RE: PI(CH)-EMERGING MARKETS TRACKER, POWERSHARES FTSE RAFI EMERGING MARKETS PORTFOLIO, PPL SERVICES CORPORATION MASTER TRUST, PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO, PYRAMIS GLOBAL EX

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

U.S. INDEX FUND LP, REGIME DE RENTES DU MOUVEMENT DESJARDINS, SCHRODER GLOBAL BLEND FUND (CANADA), SCHWAB EMERGING MARKETS EQUITY ETF, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND, SOUTHERN CA EDISON CO NUCLEAR FAC QUAL CPUC DECOM M T FOR SAN ONOFRE AND PALO VERDE NUC GEN STATION, SSGA MSCI BRAZIL INDEX NON-LENDING QP COMMON TRUST FUND, STATE OF CONNECTICUT RETIREMENT PLANS AND TRUST FUNDS, STATE OF OREGON, STATE OF WINSCONSIN INVESTMENT BOARD MASTER TRUST, STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS, STICHTING PHILIPS PENSIOENFONDS, DOW RETIREMENT GROUP TRUST, TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS, THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, THE FIRST CHURCH OF CHRIST, SCIENTIST, IN BOSTON MASSACHUSETTS, THE GENERAL MOTORS CANADIAN HOURLY-RATE EMPLOYEES PENSION PLAN, THE GENERAL MOTORS CANADIAN RETIREMENT PROGRAM FOR SALARIED EMPLOYEES, THE GMO EMERGING MARKETS FUND, THE HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST, THE MONETARY AUTHORITY OF SINGAPORE, THE PENSION RESERVES INVESTMENT MANAGEMENT BOARD, THE WASHINGTON UNIVERSITY, THREE MILE ISLAND UNIT ONE QUALIFIED FUND, TIAA-CREF FUNDS – TIAA-CREF EMERGING MARKETS EQUITY INDEX FUND, UPS GROUP TRUST, UTAH STATE RETIREMENT SYSTEMS, VANGUARD EMERGING MARKETS STOCK INDEX FUND, VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD FUNDS PUBLIC LIMITED COMPANY, VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VERIZON MASTER SAVINGS TRUST, VIRGINIA RETIREMENT SYSTEM, WHEELS COMMON INVESTMENT FUND, WISDOMTREE EMERGING MARKETS EQUITY INCOME FUND, WISDOMTREE EMERGING MARKETS SMALLCAP DIVIDEND FUND, ING EMERGING MARKETS INDEX PORTFOLIO, OYSTER CREEK NUCLEAR GENERATING STATION QUALIFIED FUND, TEACHER RETIREMENT SYSTEM OF TEXAS, BP PENSION FUND, DELTA LLOYD L CYRTE LATAM FUND, VINSON FUND LLC., POLO AÇÕES FUNDO DE INVESTIMENTO EM AÇÕES, POLO FUNDO DE INVESTIMENTO EM AÇÕES, POLO NORTE MASTER FUNDO DE INVESTIMENTO MULTIMERCADO, FIDELITY FUNDS SICAV; BNDES PARTICIPAÇÕES S.A. – BNDESPAR; BRATEL BRASIL S.A.; VANESSA MONTES DE MORAES; TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE ACOES; DAVID VELASQUES SALGADO, COMSHELL BTG PACTUAL FUNDO DE INVESTIMENTO EM ACOES, BTG PACTUAL HEDGE PLUS FIM, BTG PACUTAL EQUITY HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO, BTG PACUTUAL HEDGE FIM, BTG PACUTAL LOCAL FUNDO DE INVESTIMENTO MULTIMERCADO, TOTAL RETURN INVESTMENTS LLC, BTG PACTUAL GEMM BRAZIL INVESTMENTS LP, BTG ARF BRAZIL INVESTMENTS LP, QUEEN STREET FUND BRAZIL INVESTMENTS LP, FI MULTIMERCADO MODERADO RONCADOR, FUNDO DE

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.

INVESTIMENTO MULTIMERCADO ARPOADOR, PREVIDENCIA B FIA, FUNDO DE INVESTIMENTO EM ACOES BELLS, MBPREVI I MULTIMERCADO FI, FI MULTIMERCADO UNIPREV III, MULTI ACOES FUNDO DE INVESTIMENTO DE ACOES, BTG PACTUAL MULTISTRATEGIES ADVANCED FUNDO DE INVESTIMENTO MULTIMERCADO, BTG PACTUAL MULTISTRATEGIES ADVANCED PLUS FUNDO DE INVESTIMENTO MULTIMERCADO; MARIA GABRIELA CAMPOS DA SILVA MENEZES CORTES; DANIELLA GESZIKTER VENTURA; RAFAEL PADILHA CALABRIA; LUCIANA DE ASSIS SERRA ALVES; CARAVELAS FUNDO DE INVESTIMENTO EM ACOES; FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO LS INVESTIMENTO NO EXTERIOR; PORTUGAL TELECOM, SGPS, S.A.

I certify that these minutes are an accurate copy of the original minutes recorded in the

Company’s own books.

Rio de Janeiro, April 30, 2014.

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary

This page is an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A., held on April 30,
2014, at 11:30 a.m.